Exhibit 99.2

Contact:	LeAnne Zumwalt
DaVita Inc.
(650) 696-8910

DAVITA ANNOUNCES CAPITAL MARKETS DAY

El Segundo, California, May 15, 2006 – DaVita Inc. (NYSE: DVA), today announced that it will hold a capital markets day in New York City on Thursday, June 1, 2006.

DaVita Invites You to Join Its

Senior Management Team on

June 1, 2006, at 8:30 AM Eastern

For its Capital Markets Day

The event will be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022. If you plan to attend please register with us by sending an email to michael.gooding@davita.com. The event is also being webcast and can be accessed at the DaVita investor relations web page (www.davita.com) or over CCBN’s Investor Distribution Network (www.fulldisclosure.com) on the date of the event. The webcast will be available for replay for 30 days following the event.

We appreciate your interest in DaVita.